Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

MENTOR - CBS ACQUISITION, LLC

(a Delaware Limited Liability Company)

This Limited Liability Company Agreement (this “Agreement”) of Mentor - CBS Acquisition, LLC is made as of November 25, 1997, pursuant to Section 18-201(d) of the Act, by National Mentor Healthcare, Inc., a Massachusetts corporation, as the member of the Company (the “Member”, and together with any additional members admitted to the Company in accordance with Section 20 of this Agreement, the “Members”). The Member shall be admitted as a member of the Company as of November 25, 1997.

WITNESSETH:

WHEREAS, the Member, being the sole member of Mentor - CBS Acquisition, LLC, a Delaware limited liability company (the “Company”), caused the formation of the Company by the “Organizer” (as hereinafter defined) effective November 25, 1997 as a member-managed limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”) to conduct certain business as a limited liability company; and

WHEREAS, the Member, by execution of this Agreement, hereby desires to set forth in this Agreement all of the terms and conditions of its agreement and understanding with respect to the Company.

NOW THEREFORE, the Member, intending to be legally bound, does hereby agree as follows:

1.                                       Name. The name of the limited liability company formed hereby is Mentor - CBS Acquisition, LLC (the “Company”).

2.                                       Certificates. The Certificate of Formation of the Company (the “Certificate”) as filed with the Secretary of State of the State of Delaware on November 25, 1997 by Michelle H. Ancosky, as an “authorized person” within the meaning of the Act, (the “Organizer”) is hereby adopted and ratified and is attached hereto as Exhibit A. The Member may execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business (“Foreign Jurisdiction”).

3.                                       Purpose.

(a) The primary purpose of the Company shall be to provide inpatient, outpatient, in-home, in-school and other related behavioral healthcare services in any jurisdiction as it sees fit.

(b) Notwithstanding the foregoing, the Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4.                                       Powers. In furtherance of its purposes, but subject to all of the provisions of, without limitation, this Agreement, the Company shall have the power and is hereby authorized to:

(a) acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof (“Person”) and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(c) take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

(d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

(f) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

(g) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

(h) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

(i) employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

(j) enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other Persons in furtherance of the purposes of the Company; and

(k) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5.                                       Principal Business Office. The principal business office of the Company shall be located at 3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326, or at such other location as may hereafter be determined by the Member.

6.                                       Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

7.                                       Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

8.                                       Member. The name and the mailing address of the Member is as follows:

Name	Address

National Mentor Healthcare, Inc.

313 Congress Street

Boston MA 02210

The amount contributed to the capital of the Company by the Member pursuant to Section 10 shall be entered next to the Member’s name on Schedule A attached hereto. Any amendment or revision to Schedule A shall not be deemed an Amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

9.                                       Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10.                                 Initial Capital Contributions. Promptly following the execution and delivery of this Agreement, the Member shall contribute to the Company cash in the amount specified in Schedule A attached hereto and incorporated herein.

11.                                 Additional Contributions. The Member is not required to make any additional capital contribution to the Company, except upon the written consent of the Member. The provisions of this Agreement, including this Section 11, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company other than the Member, and no such creditor of the Company, other than the Member, shall be a third-party beneficiary of this Agreement, and the Member shall not have any duty or obligation to any creditor of the Company to issue any call for capital pursuant to this Section 11.

12.                                 Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

13.                                 Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

14.                                 Management and Delegation of Authority.

(a) In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. Except as otherwise expressly provided herein, whenever this Agreement requires or permits actions to be taken by the Members, the decision by Members owning more than fifty percent (50%) of the then current percentage of the Members in the profits of the Company owned by all of the Members shall control. The Member shall have full, exclusive and complete discretion to manage the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Any action that may be taken in connection with or relating to this Agreement may be taken by written consent. There shall not be a “manager” (within the meaning of the Act) of the Company. With respect to third parties, the Member is an agent of the Company’s business, and the Member may bind the Company. If the Member binds the Company but did not have the authority to so act under this Agreement (including by failing to obtain the necessary consents from other Members), in addition to any other remedy (at law or in equity) that may be available against such Member, such Member shall be liable for all damages caused by breaching this Agreement. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware.

(b) Any Person dealing with the Company or the Member may rely upon a certificate signed by the Member as to: (i) the identity of the Member hereof, (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or in any other manner germane to the affairs of the Company; (iii) the Persons who are authorized to execute and deliver any instrument, agreement or document of, or on behalf of, the Company; or (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

(c) Pursuant to and in accordance with Section 18-407 of the Act, the Member may from time to time delegate to one or more Persons such authorities and duties as are possessed by the Member under this Agreement and the Act (“Authorized Individuals”). In addition, the Member may assign in writing titles (including, without limitation, President, Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer) to any such Authorized Individual. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Authorized Individual of the authority (including the authority to bind the Company) and duties that are normally associated with that office, subject to any specific delegation of authority and duties (or any restrictions thereon or limitations thereof) made pursuant to the first sentence of this Section 14(c). Any number of titles may be held by the same Authorized Individual. Any delegation made pursuant to this Section 14 may be revoked at any time by the Member.

(d) Any Person dealing with the Company may rely upon the authority of the Member or Authorized Individual in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Agreement.

15.                                 Bank Accounts. The Member, the Treasurer of the Company, or other Authorized Individual, is hereby authorized to open an account or accounts in the name and on behalf of the Company in any bank or banks, which shall be a depository for the Company’s funds. The banking resolutions, prepared and supplied by such bank, if any, shall be, and the same hereby are, adopted as the resolutions of the Company. The Member, the Treasurer, or other Authorized Individual, is hereby further authorized to open such other bank account or accounts in the name and on behalf of the Company as he or she may deem necessary or desirable.

16.                                 Other Business. The Member and any Person affiliated with the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the Member shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

17.                                 Exculpation and Indemnification. The Member, any agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Member or the Company, shall not be liable to the Company, or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, by this Agreement, except that the Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, shall be liable for any such loss, damage or claim incurred by reason of such Member’s, agent’s, officer’s, Authorized Individual’s, employee’s or Affiliate’s willful misconduct. To the full extent permitted by applicable law, the Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, by reason of any act or omission performed or omitted by such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, by this Agreement, except that the Member, any agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate of the Company or the Member, by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof. To the extent that at law or in equity, the Member, agent, officer, Authorized Individual or employee of the Company or the Member, or Affiliates of the Member or the Company, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, any such Member, agent, officer, Authorized Individual or employee of the Company or the Member, or an Affiliate or the Member or the Company, acting in connection with the business and affairs of the Company shall not be liable to the Company or to the Member for such Person’s good faith reliance on the provisions of this Agreement, and such Person’s duties and liabilities may be restricted by provisions in this

Agreement.

18.                                 Assignments. Except as otherwise expressly provided in this Section 18, the Member may not sell, assign, transfer, pledge, hypothecate, encumber or alienate (each a. “Transfer”) in any way all or any part of its limited liability company interest in the Company. A Member may pledge, in any way, all or part of its limited liability company interest in the Company for the purpose of giving security for any guaranty or any indebtedness incurred by such Member, the Company or any Affiliate of the Company or the Member, and neither such pledge nor any enforcement of rights or remedies by the pledgee with respect thereto shall constitute a breach or violation of, or default under, this Agreement. No Transfer of any interest in the Company, or any part thereof, that is in violation of this Section 18, shall be valid or effective, and neither the Company nor the Member shall recognize the same for the purpose of making distributions pursuant to this Agreement. Neither the Company nor the Member shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid Transfer.

19.                                 Resignation. The Member may not resign from the Company without the written consent of the Member. If the Member is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to this Section 19, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

20.                                 Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

21.                                 Dissolution.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) September 30, 2029, (ii) the written consent of the Member, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) The bankruptcy of the Member shall not cause the Member to cease to be a Member of the Company, and upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The retirement, resignation, expulsion or dissolution of the Member or the occurrence of any other event under the Act that terminates the continued membership of the Member in the Company, shall not cause the Company to be dissolved or its affairs wound up, and, upon the occurrence of any such event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the

Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. The Member shall wind up the Company’s affairs in accordance with this Agreement and the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

(d) Notwithstanding any other provision of this Agreement, to the extent that the Company is operating in a jurisdiction (such as California) that requires the Company to lack continuity of life in order for the Company to be treated as a partnership for state tax purposes under the laws of the applicable jurisdiction, unless and until such jurisdiction enacts legislation or issues a ruling in which a limited liability company is not required to lack continuity of life in order for a limited liability company to be treated as a partnership for state tax purposes under the laws of such jurisdiction, the Company shall be dissolved and its affairs wound up upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or upon the occurrence of any other event that terminates the continued membership of the Member in the Company. The intent of the Member is that the restrictions contained in this Section 21(d) shall apply so long as such a provision is required to obtain partnership tax treatment in a jurisdiction where the Company is conducting its business. To the extent that such jurisdiction (such as California) subsequently enacts legislation or issues a ruling which results in this Section 21(d) becoming unnecessary for the Company to be treated as a partnership for state law tax purposes, this Section 21(d) shall automatically become ineffective at such time.

22.                                 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

23.                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

24.                                 Entire Agreement. This Agreement constitutes the entire agreement by the party hereto with respect to the subject matter hereof, and supersedes all prior understanding or agreement by the party.

25.                                 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

26.                                 Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement effective as of the date first above written.

[SIGNATURE IS ON THE FOLLOWING PAGE]

NATIONAL MENTOR HEALTHCARE, INC.

By:	/s/ Michelle H. Ancosky
Michelle H. Ancosky Assistant Secretary

CERTIFICATE OF FORMATION

OF

MENTOR - CBS ACQUISITION, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Mentor - CBS Acquisition, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on November 26, 1997.

By:	/s/ Michelle H. Ancosky
Michelle H. Ancosky, Authorized Person

SCHEDULE A

Member	Contribution	Date
National Mentor Healthcare, Inc.	$1,000.00	November 25, 1997